Exhibit 3.2

DRIVE SHACK INC.

 ARTICLES OF RESTATEMENT

FIRST: Drive Shack Inc., a Maryland corporation (the “Corporation”), desires to restate its charter as currently in effect.

SECOND: The following provisions are all the provisions of the charter currently in effect:

ARTICLE I

 INCORPORATOR

The undersigned, Tracy A. Bacigalupo, whose address is c/o Piper Rudnick LLP, 6225 Smith Avenue, Baltimore, Maryland 21209, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

 NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

Drive Shack Inc.

ARTICLE III

 PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

 PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose address is 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
 CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1  Number and Classification of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The current number of directors of the Corporation is seven (7), which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the current directors who shall serve until their successors are duly elected and qualified are:

Stuart A. McFarland Alan L. Tyson	Class I Class I
Kevin J. Finnerty Kenneth M. Riis Wesley R. Edens David K. McKown Clifford Press	Class II Class II Class III Class III Class III

The directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

The directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, the Class I directors to hold office initially for a term expiring at the annual meeting of stockholders in 2003, the Class II directors to hold office initially for a term expiring at the annual meeting of stockholders in 2004 and the Class III directors to hold office initially for a term expiring at the annual meeting of stockholders in 2005, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

Section 5.2  Extraordinary Actions. Except as specifically provided in Section 5.8 (relating to removal of directors), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3  Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter of the Corporation (the “Charter”) or the Bylaws of the Corporation (the “Bylaws”).

Section 5.4  Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4, or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 5.5  Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6  Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any matter relating to the business and affairs of the Corporation.

Section 5.7  REIT Qualification. The Corporation shall seek to elect and maintain status as a REIT under Sections 856-860 of the Code. The Board of Directors shall use its reasonable best efforts to cause the Corporation to satisfy the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

Section 5.8  Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.9  Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any affiliate of the Corporation and/or its directors) whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any affiliate of the Corporation and/or its directors) shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VI

 STOCK

Section 6.1  Authorized Shares. The Corporation has authority to issue 1,100,000,000 shares of stock, consisting of 1,000,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 2,875,000 shares have been classified and designated as shares of  “9.75% Series B Cumulative Redeemable Preferred Stock”, 1,800,000 shares have been classified and designated as shares of “8.05% Series C Cumulative Redeemable Preferred Stock”, 2,300,000 shares have been classified and designated as shares of “8.375% Series D Cumulative Redeemable Preferred Stock” and 1,000,000 shares have been classified and designated as shares of “Series E Junior Participating Preferred Stock”. The aggregate par value of all authorized shares of stock having par value is $11,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

Section 6.1.1 Series B Cumulative Redeemable Preferred Stock.

(1)            Designation and Number. A series of shares of Preferred Stock, designated as the “9.75% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”), is hereby established.  The number of shares of Series B Preferred Stock shall be 2,875,000.  The par value of Series B Preferred Stock shall be $.01 per share.

(2)            Rank. The Series B Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter), and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series B Preferred Stock; (b) on a parity with all equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock.  The term “equity securities” shall not include convertible debt securities.

(3)            Distributions.

(a)           Holders of Series B Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.75% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.4375 per share of Series B Preferred Stock).  Such distributions shall accrue and cumulate from the date of original issuance (March 18, 2003) and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing April 30, 2003 (each a “Distribution Payment Date”).  Any distribution payable on the Series B Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).

(b)          Notwithstanding anything to the contrary contained herein, distributions on the Series B Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors.  Accumulated but unpaid distributions on the Series B Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.  No interest shall be payable in respect of any distribution on the Series B Preferred Stock that may be in arrears.

(c)          Except as provided in the following sentence, if any Series B Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series B Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Series B Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series B Preferred Stock for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Stock, all distributions authorized upon the Series B Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series B Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series B Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series B Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred Stock which may be in arrears.

(d)          Except as provided in clause (c), unless full cumulative distributions on the Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series B Preferred Stock as to distributions and amounts upon liquidation).

(e)          Holders of Series B Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series B Preferred Stock as described above.  Any distribution payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series B Preferred Stock which remains payable.

(4)            Liquidation Preference.

(a)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series B Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized, before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to the Series B Preferred Stock as to liquidation rights.

(b)          If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of the Series B Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with the Series B Preferred Stock as to liquidation rights, then the holders of the Series B Preferred Stock and all other such classes or series of equity securities ranking on a parity with the Series B Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)          Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d)          After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e)          None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f)           In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series B Preferred Stock will not be added to the Corporation’s total liabilities.

(5)            Redemption.

(a)          Except as set forth in this Section 5(a) and in Section 5(c), the Series B Preferred Stock is not redeemable prior to March 18, 2008.

(i)            To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, however, the Series B Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series B Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(ii)           In addition, no Person shall Beneficially Own or Constructively Own (as “Person”, “Beneficially Own” and “Constructively Own” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series B Preferred Stock (the “Series B Ownership Limit”), except in accordance with an exemption from the Series B Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series B Ownership Limit.

(iii)          To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series B Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series B Ownership Limit by the Board of Directors, in which case such Person shall be a “Series B Excepted Holder”, and any higher limit established for such Person shall be a “Series B Excepted Holder Limit”, with the terms “Series B Excepted Holder” and “Series B Excepted Holder Limit” interpreted in a manner corresponding to the terms “Excepted Holder”, and “Excepted Holder Limit”, respectively, in Article VII of the Charter.  The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles of Restatement.

(iv)         On or after March 18, 2008, the Corporation, at its option, upon giving notice as provided below, may redeem the Series B Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series B Preferred Stock to the date of redemption, whether or not authorized (the “Redemption Right”).

(b)          If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Stock would become a holder of a number of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c)           Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed.  In addition, unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distributions periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series B Preferred Stock as to distributions and upon liquidation).  The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series B Preferred Stock.

(d)          Immediately prior to any redemption of shares of Series B Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date.  Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given.

(e)            The following provisions set forth the procedures for redemption.

(i)            Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Stock to be redeemed; (D) the place or places where the holders of Series B Preferred Stock may surrender certificates for payment of the redemption price; and (E) that distributions on the Series B Preferred Stock to be redeemed will cease to accumulate on the redemption date.  If less than all of the Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of Series B Preferred Stock held by such holder to be redeemed.

(iii)          On or after the redemption date, each holder of Series B Preferred Stock to be redeemed shall present and surrender the certificates representing his Series B Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series B Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares represented by any such certificate representing Series B Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iv)         From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series B Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date).  Any monies so deposited which remain unclaimed by the holders of the Series B Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f)            Any Series B Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6)            Voting Rights.

(a)          Holders of the Series B Preferred Stock shall not have any voting rights, except as set forth below.

(b)          Whenever distributions on the Series B Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series B Preferred Stock (voting together as a single class with all other equity securities of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series B Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series B Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.

(c)           If and when all accumulated distributions and the distribution for the then current distribution period on the Series B Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series B Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class).  So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)          So long as any Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series B Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii) amend, alter or repeal the provisions of the Charter (including this Section), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference or voting power of the Series B Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including this Section) upon the occurrence of an Event, so long as shares of the Series B Preferred Stock remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series B Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series B Preferred Stock; and provided further that any increase in the amount of authorized Series B Preferred Stock or any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series B Preferred Stock.

(e)          The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)            Conversion. The Series B Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

(8)            Application of Article VII. The shares of Series B Preferred Stock are subject to the provisions of Article VII of the Charter.

(9)            Status. Upon any redemption of shares of Series B Preferred Stock, the shares of Series B Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series B Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series B Preferred Stock, so that the shares of Series B Preferred Stock which were redeemed may not be reissued.

(10)         Exclusion of Other Rights. The shares of Series B Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in the Charter.  The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

(11)         Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(12)        Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series B Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 6.1.2 Series C Cumulative Redeemable Preferred Stock.

(1)            Designation and Number. A series of shares of Preferred Stock, designated as the “8.05% Series C Cumulative Redeemable Preferred Stock” (the “Series C Preferred Stock”), is hereby established.  The number of shares of Series C Preferred Stock shall be 1,800,000.  The par value of Series C Preferred Stock shall be $.01 per share.

(2)            Rank. The Series C Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter), and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series C Preferred Stock; (b) on a parity with the 9.75% Series B Cumulative Redeemable Preferred Stock of the Corporation and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock.  The term “equity securities” shall not include convertible debt securities.

(3)            Distributions.

(a)          Holders of Series C Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 8.05% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.0125 per share of Series C Preferred Stock); provided, however, that during any period of time that both (i) the Series C Preferred Stock is not listed on the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”), or quoted on the NASDAQ Stock Market (“NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series C Preferred Stock are outstanding, the holders of Series C Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.05% per year of the liquidation preference (which is equivalent to a fixed annual amount of $2.2625 per year per share)(the “Special Distribution”).  Such distributions shall accrue and cumulate from the date of original issuance (October 25, 2005) or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series C Preferred Stock ceases to be listed on the NYSE or the AMEX or quoted on NASDAQ and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing January 31, 2006 (each a “Distribution Payment Date”).  The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series C Preferred Stock on the NYSE or the AMEX or its quotation on NASDAQ or (ii) the Corporation becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.  Any distribution payable on the Series C Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).

(b)          Notwithstanding anything to the contrary contained herein, distributions on the Series C Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors.  Accumulated but unpaid distributions on the Series C Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.  No interest shall be payable in respect of any distribution on the Series C Preferred Stock that may be in arrears.

(c)          Except as provided in the following sentence, if any Series C Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series C Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Series C Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series C Preferred Stock for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Stock, all distributions authorized upon the Series C Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series C Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series C Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series C Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Stock which may be in arrears.

(d)          Except as provided in clause (c), unless full cumulative distributions on the Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to distributions and amounts upon liquidation).

(e)          Holders of Series C Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series C Preferred Stock as described above.  Any distribution payment made on the Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series C Preferred Stock which remains payable.

(4)            Liquidation Preference.

(a)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series C Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized, before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to the Series C Preferred Stock as to liquidation rights.

(b)          If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of the Series C Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with the Series C Preferred Stock as to liquidation rights, then the holders of the Series C Preferred Stock and all other such classes or series of equity securities ranking on a parity with the Series C Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)          Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d)         After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e)          None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f)           In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series C Preferred Stock will not be added to the Corporation’s total liabilities.

(5)           Redemption.

(a)           Except as set forth in this Section 5(a) and in Section 5(c), the Series C Preferred Stock is not redeemable prior to October 25, 2010.

(i)            To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, however, the Series C Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series C Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(ii)           In addition, no Person shall Beneficially Own or Constructively Own (as “Person”, “Beneficially Own” and “Constructively Own” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series C Preferred Stock (the “Series C Ownership Limit”), except in accordance with an exemption from the Series C Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series C Ownership Limit.

(iii)         To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series C Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series C Ownership Limit by the Board of Directors, in which case such Person shall be a “Series C Excepted Holder”, and any higher limit established for such Person shall be a “Series C Excepted Holder Limit”, with the terms “Series C Excepted Holder” and “Series C Excepted Holder Limit” interpreted in a manner corresponding to the terms “Excepted Holder”, and “Excepted Holder Limit”, respectively, in Article VII of the Charter.  The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles of Restatement.

(iv)         If at any time both (i) the Series C Preferred Stock ceases to be listed on the NYSE or the AMEX, or quoted on the NASDAQ, and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and any shares of Series C Preferred Stock are outstanding, the Corporation, at its option, upon giving notice as provided below, may redeem the Series C Preferred Stock, in whole but not in part, within 90 days of the date upon which both the Series C Preferred Stock so ceases to be listed and the Corporation so ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for cash at a redemption price of $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date, whether or not authorized (the “Special Redemption Right”).

(v)          On or after October 25, 2010, the Corporation, at its option, upon giving notice as provided below, may redeem the Series C Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series C Preferred Stock to the date of redemption, whether or not authorized (the “Regular Redemption Right”).

(b)          If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed pursuant to the Regular Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Stock would become a holder of a number of Series C Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption

(c)          Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series C Preferred Stock shall be redeemed pursuant to the Regular Redemption Right unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed.  In addition, unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to distributions and upon liquidation).  The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock.

(d)          Immediately prior to any redemption of shares of Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date.  Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Stock for which a notice of redemption has been given.

(e)          The following provisions set forth the procedures for redemption pursuant to the Regular Redemption Right.

(i)            Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series C Preferred Stock to be redeemed; (D) the place or places where the holders of Series C Preferred Stock may surrender certificates for payment of the redemption price; and (E) that distributions on the Series C Preferred Stock to be redeemed will cease to accumulate on the redemption date.  If less than all of the Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of Series C Preferred Stock held by such holder to be redeemed.

(iii)         On or after the redemption date, each holder of Series C Preferred Stock to be redeemed shall present and surrender the certificates representing his Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares represented by any such certificate representing Series C Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iv)         From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series C Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date).  Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f)            The following provisions set forth the procedures for redemption pursuant to the Special Redemption Right.

(i)            Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series C Preferred Stock at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series C Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law, each notice shall state:  (A) the redemption date; (B) the redemption price; (C) the place or places where the holders of Series C Preferred Stock may surrender certificates for payment of the redemption price; and (D) that distributions on the Series C Preferred Stock will cease to accumulate on the redemption date.

(iii)          On or after the redemption date, each holder of Series C Preferred Stock shall present and surrender the certificates representing his Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.

(iv)         From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series C Preferred Stock and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to the redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Stock shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date).  Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(g)          Any Series C Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6)            Voting Rights.

(a)            Holders of the Series C Preferred Stock shall not have any voting rights, except as set forth below.

(b)          Whenever distributions on the Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series C Preferred Stock (voting together as a single class with all other equity securities of the Corporation (including the Corporation’s 9.75% Series B Cumulative Redeemable Preferred Stock), as applicable, upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series C Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series C Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.

(c)          If and when all accumulated distributions and the distribution for the then current distribution period on the Series C Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series C Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class).  So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)          So long as any Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series C Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii) amend, alter or repeal the provisions of the Charter (including this Section), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference or voting power of the Series C Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including this Section) upon the occurrence of an Event, so long as shares of the Series C Preferred Stock remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series C Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series C Preferred Stock; and provided further that any increase in the amount of authorized Series C Preferred Stock or any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series C Preferred Stock.

(e)            The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)            Conversion. The Series C Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

(8)            Application of Article VII. The shares of Series C Preferred Stock are subject to the provisions of Article VII of the Charter.

(9)            Status. Upon any redemption of shares of Series C Preferred Stock, the shares of Series C Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series C Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series C Preferred Stock, so that the shares of Series C Preferred Stock which were redeemed may not be reissued.

(10)        Information Rights. During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, the Corporation shall (i) transmit by mail to all holders of Series C Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series C Preferred Stock. The Corporation will mail the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(11)        Exclusion of Other Rights. The shares of Series C Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in the Charter.  The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

(12)         Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(13)        Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series C Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series C Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 6.1.3 Series D Cumulative Redeemable Preferred Stock.

(1)            Designation and Number.  A series of shares of Preferred Stock, designated as the “8.375% Series D Cumulative Redeemable Preferred Stock” (the “Series D Preferred Stock”), is hereby established.  The number of shares of Series D Preferred Stock shall be 2,300,000.  The par value of Series D Preferred Stock shall be $.01 per share.

(2)            Rank. The Series D Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter), and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series D Preferred Stock; (b) on a parity with the 9.75% Series B Cumulative Redeemable Preferred Stock and 8.05% Series C Cumulative Redeemable Preferred Stock of the Corporation and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series D Preferred Stock.  The term “equity securities” shall not include convertible debt securities.

(3)            Distributions.

(a)          Holders of Series D Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 8.375% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.09375 per share of Series D Preferred Stock); provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on the New York Stock Exchange (“NYSE”), the American Stock Exchange (“AMEX”), or the NASDAQ Stock Market (“NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series D Preferred Stock are outstanding, the holders of Series D Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.375% per year of the liquidation preference (which is equivalent to a fixed annual amount of $2.34375 per year per share)(the “Special Distribution”).  Such distributions shall accrue and cumulate from the date of original issuance (March 15, 2007) or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series D Preferred Stock ceases to be listed on the NYSE, AMEX or NASDAQ and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing July 31, 2007 (each a “Distribution Payment Date”).  The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series D Preferred Stock on the NYSE, AMEX or NASDAQ or (ii) the Corporation becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.  Any distribution payable on the Series D Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).

(b)          Notwithstanding anything to the contrary contained herein, distributions on the Series D Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors.  Accumulated but unpaid distributions on the Series D Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.  No interest shall be payable in respect of any distribution on the Series D Preferred Stock that may be in arrears.

(c)          Except as provided in the following sentence, if any shares of Series D Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series D Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Series D Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series D Preferred Stock for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series D Preferred Stock, all distributions authorized upon the Series D Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series D Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series D Preferred Stock and such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series D Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Stock which may be in arrears.

(d)          Except as provided in clause (c), unless full cumulative distributions on the Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series D Preferred Stock as to distributions and amounts upon liquidation).

(e)           Holders of Series D Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series D Preferred Stock as described above.  Any distribution payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series D Preferred Stock which remains payable.

(4)            Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series D Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized, before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to the Series D Preferred Stock as to liquidation rights.

(b)           If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of the Series D Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with the Series D Preferred Stock as to liquidation rights, then the holders of the Series D Preferred Stock and all other such classes or series of equity securities ranking on a parity with the Series D Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)            Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d)           After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e)           None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f)            In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series D Preferred Stock will not be added to the Corporation’s total liabilities.

(5)            Redemption.

(a)           Except as set forth in this Section 5(a) and in Section 5(c), the Series D Preferred Stock is not redeemable prior to March 15, 2012.

(i)            To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, however, the Series D Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series D Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(ii)           In addition, no Person shall Beneficially Own or Constructively Own (as “Person”, “Beneficially Own” and “Constructively Own” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series D Preferred Stock (the “Series D Ownership Limit”), except in accordance with an exemption from the Series D Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series D Ownership Limit.

(iii)         To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series D Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series D Ownership Limit by the Board of Directors, in which case such Person shall be a “Series D Excepted Holder”, and any higher limit established for such Person shall be a “Series D Excepted Holder Limit”, with the terms “Series D Excepted Holder” and “Series D Excepted Holder Limit” interpreted in a manner corresponding to the terms “Excepted Holder”, and “Excepted Holder Limit”, respectively, in Article VII of the Charter.  The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles of Restatement.

(iv)         If at any time both (i) the Series D Preferred Stock ceases to be listed on the NYSE, AMEX or NASDAQ, and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and any shares of Series D Preferred Stock are outstanding, the Corporation, at its option, upon giving notice as provided below, may redeem the Series D Preferred Stock, in whole but not in part, within 90 days of the date upon which both the Series D Preferred Stock so ceases to be listed and the Corporation so ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for cash at a redemption price of $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date, whether or not authorized (the “Special Redemption Right”).

(v)          On or after March 15, 2012, the Corporation, at its option, upon giving notice as provided below, may redeem the Series D Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series D Preferred Stock to the date of redemption, whether or not authorized (the “Regular Redemption Right”).

(b)           If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed pursuant to the Regular Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series D Preferred Stock would become a holder of a number of Series D Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series D Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c)            Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series D Preferred Stock shall be redeemed pursuant to the Regular Redemption Right unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed.  In addition, unless full cumulative distributions on all shares of Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series D Preferred Stock as to distributions and upon liquidation).  The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series D Preferred Stock.

(d)            Immediately prior to any redemption of shares of Series D Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date.  Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Stock for which a notice of redemption has been given.

(e)            The following provisions set forth the procedures for redemption pursuant to the Regular Redemption Right.

(i)            Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series D Preferred Stock to be redeemed; (D) the place or places where the holders of Series D Preferred Stock may surrender certificates for payment of the redemption price; and (E) that distributions on the Series D Preferred Stock to be redeemed will cease to accumulate on the redemption date.  If less than all of the Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of Series D Preferred Stock held by such holder to be redeemed.

(iii)         On or after the redemption date, each holder of Series D Preferred Stock to be redeemed shall present and surrender the certificates representing his Series D Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series D Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares represented by any such certificate representing Series D Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iv)         From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series D Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date).  Any monies so deposited which remain unclaimed by the holders of the Series D Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f)            The following provisions set forth the procedures for redemption pursuant to the Special Redemption Right.

(i)            Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series D Preferred Stock at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series D Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law, each notice shall state:  (A) the redemption date; (B) the redemption price; (C) the place or places where the holders of Series D Preferred Stock may surrender certificates for payment of the redemption price; and (D) that distributions on the Series D Preferred Stock will cease to accumulate on the redemption date.

(iii)          On or after the redemption date, each holder of Series D Preferred Stock shall present and surrender the certificates representing his Series D Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series D Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.

(iv)         From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series D Preferred Stock and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to the redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Stock shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date).  Any monies so deposited which remain unclaimed by the holders of the Series D Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(g)            Any Series D Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6)            Voting Rights.

(a)            Holders of the Series D Preferred Stock shall not have any voting rights, except as set forth below.

(b)           Whenever distributions on the Series D Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series D Preferred Stock (voting together as a single class with all other equity securities of the Corporation (including the Corporation’s 9.75% Series B Cumulative Redeemable Preferred Stock and 8.05% Series C Cumulative Redeemable Preferred Stock), as applicable, upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series D Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series D Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.

(c)           If and when all accumulated distributions and the distribution for the then current distribution period on the Series D Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series D Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class).  So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)           So long as any Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series D Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii) amend, alter or repeal the provisions of the Charter (including this Section), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including this Section) upon the occurrence of an Event, so long as shares of the Series D Preferred Stock remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series D Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock; and provided further that any increase in the amount of authorized Series D Preferred Stock or any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock.

(e)            The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)            Conversion. The Series D Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

(8)            Application of Article VII. The shares of Series D Preferred Stock are subject to the provisions of Article VII of the Charter.

(9)            Status. Upon any redemption of shares of Series D Preferred Stock, the shares of Series D Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series D Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series D Preferred Stock, so that the shares of Series D Preferred Stock which were redeemed may not be reissued.

(10)         Information Rights. During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, the Corporation shall (i) transmit by mail to all holders of Series D Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series D Preferred Stock. The Corporation will mail the reports to the holders of Series D Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(11)         Exclusion of Other Rights. The shares of Series D Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in the Charter.  The shares of Series D Preferred Stock shall have no preemptive or subscription rights.

(12)         Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(13)        Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series D Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series D Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 6.1.4 Series E Junior Participating Preferred Stock.

Section 1.                Designation and Amount.  The shares of such series shall be designated as “Series E Junior Participating Preferred Stock” (the “Series E Preferred Stock”) and the number of shares constituting such series shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

Section 2.                Dividends and Distributions.

(A)         Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the shares of Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 1st March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Preferred Stock. In the event the Corporation shall at any time after December 20, 2016 (the “Rights Record Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares through a reverse stock split or otherwise, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          The Corporation shall declare a dividend or distribution on the Series E Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series E Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)          Dividends, to the extent payable as provide in paragraphs (A) and (B) of this Section, shall begin to accrue and be cumulative on outstanding shares of Series E Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series E Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3.                Voting Rights.  The holders of shares of Series E Preferred Stock shall have the following voting rights:

(A)         Subject to the provision for adjustment hereinafter set forth, each share of Series E Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Record Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares through a reverse stock split or otherwise, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          Except as otherwise provided herein, in any other Articles Supplementary creating a series of Preferred Stock (or any similar stock), or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)

(i)             If at any time dividends on any Series E Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series E Preferred Stock then outstanding shall have been authorized and declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series E Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii)            During any default period, such voting right of the holders of Series E Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series E Preferred Stock.

(iii)            Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding.  Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date or the first day of the period, as the case may be, fixed by the Bylaws for the next annual meeting of the stockholders.

(iv)            In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, whichever happens first, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock that elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)            Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Charter or Bylaws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D)            Except as set forth herein, or as otherwise provided by law, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

Section 4.                Certain Restrictions.

(A)         Whenever quarterly dividends or other dividends or distributions payable on the Series E Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)             declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except dividends paid ratably on the Series E Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series E Preferred Stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series E Preferred Stock, or any shares of stock ranking on a parity with the Series E Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)            The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.                Reacquired Shares.  Any shares of Series E Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Charter, or in any other Articles Supplementary creating a series of Preferred Stock (or any similar stock) or as otherwise required by law.

Section 6.                Liquidation, Dissolution or Winding Up.

(A)          Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received an amount equal to $1,000 per share of Series E Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series E Liquidation Preference”).  Following the payment of the full amount of the Series E Liquidation Preference, no additional distributions shall be made to the holders of shares of Series E Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series E Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”).  Following the payment of the full amount of the Series E Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series E Preferred Stock and Common Stock, respectively, holders of Series E Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.  The merger or consolidation of the Corporation, regardless of whether the Corporation is the surviving entity in such merger or consolidation, shall not be deemed to be the liquidation, dissolution or winding up of the Corporation.

(B)          In the event, however, that there are not sufficient assets available to permit payment in full of the Series E Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series E Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.  In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)          In the event the Corporation shall at any time after the Rights Record Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares through a reverse stock split or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.                Consolidation, Merger, etc.  If the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Record Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares through a reverse stock split or otherwise, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.                No Redemption.  The shares of Series E Preferred Stock shall not be redeemable.

Section 9.                Ranking.

(A)         The Series E Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(B)          The liquidation preference of the outstanding shares of Series E Preferred Stock will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of Series E Preferred Stock.

Section 10.             Amendment.  At any time when any shares of Series E Preferred Stock are outstanding, neither the Charter nor these Articles Supplementary shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class; provided that none of (i) the creation or issuance of (A) additional shares of Series E Preferred Stock or (B) shares of any class or series of Preferred Stock ranking junior to or on parity with the Series E Preferred Stock as to the payment of dividends and the distribution of assets, (ii) a merger or consolidation in which the Corporation is the surviving entity and the Series E Preferred Stock remains outstanding with no material adverse change in its powers, preferences and special rights, or (iii) a merger or consolidation in which the Corporation is not the surviving entity and the holders of the Series E Preferred Stock receive in exchange therefor a substantially identical security of the surviving entity, shall be considered to materially adversely alter or change the powers, preferences or special powers of the Series E Preferred Stock.

Section 11.             Fractional Shares.  Series E Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Preferred Stock.

Section 6.2  Common Stock. Subject to the provisions of Article VII, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 6.3  Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 6.4  Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation;

(b)            specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.5  Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

 RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 8.0 percent of the aggregate value of the outstanding shares of any class or series of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of a Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charter. The term “Charter” shall mean the charter of the Corporation, as that term is defined in the MGCL.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors for such Excepted Holder pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date upon which the Corporation completes an initial public offering of shares of Common Stock.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

MGCL. The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of a Trust.

Section 7.2  Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a)            Basic Restrictions.

(i)            (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)            No Person shall Beneficially or Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)            Subject to Section 7.4, no Person shall Transfer any Beneficial Ownership or Constructive Ownership of, or any direct or indirect interest in, any shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code).

(b)           Transfer in Trust. Subject to 7.4, if any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii) or (iii),

(i)             then that number of shares of the Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii) or (iii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)            if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)          In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 7.2.1(b) and Section 7.3 hereof, shares shall be so transferred to a Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares transferred to the Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 7.2.1(b)), and to the extent not inconsistent therewith, on a pro rata basis.

(iv)          To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of Section 7.2.1(a) would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would result in the Capital Stock being beneficially owned (determined under the principles of Section 856(a)(5) of the Code) by less than 100 Persons), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 7.2.1(a).

Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or any other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, and subject to the first sentence of Section 7.4, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)            every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b)           each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

Section 7.2.7 Exceptions.

(a)            The Board of Directors of the Corporation may, subject to such terms, conditions, representations and undertakings as it shall determine in its sole discretion, exempt a Person from the application of any one or more of the provisions of Section 7.2.1(a), and may establish or increase an Excepted Holder Limit for such Person. Any violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through Section 7.2.6) will result in such Person, and any shares of Capital Stock that such Person may Beneficially or Constructively Own, or in which it may otherwise hold any direct or indirect interest, being subject to the provisions of Section 7.2.1(b).

(b)            Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)            Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(d)            Subsequent to the Initial Date, the Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit with respect to a class or series of Capital Stock shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit.

Section 7.2.8 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of any class or series of the Corporation’s Capital Stock in excess of 8.0 percent of the aggregate value of the outstanding shares of any such class or series of Capital Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to a Trustee as trustee of such Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a) or otherwise adversely affect the Corporation’s ability to qualify as a REIT. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4  NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Subject to the preceding sentence, the fact that the settlement of any transaction is effected shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5  Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6  Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

 ERISA RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 8.1  Definitions. For the purpose of this Article VIII, the following terms shall have the following meanings:

Benefit Plan Investor. The term “Benefit Plan Investor” shall mean (i) an employee benefit plan (as defined by Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA; (ii) a plan as described in Section 4975 of the Code; (iii) an entity whose underlying assets include the assets of any plan described in clause (i) or (ii) by reason of the plan’s investment in such entity (including but not limited to an insurance company general account); or (iv) an entity that otherwise constitutes a “benefit plan investor” within the meaning of the Plan Asset Regulation.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Fair Market Value. The term “Fair Market Value” shall mean the fair market value as determined in good faith at the sole discretion of the Chief Executive Officer or the Board of Directors of the Corporation.

Initial Date. The term “Initial Date” shall mean the date upon which the Amended Articles of Incorporation containing this Article VIII are filed with the SDAT.

Plan Asset Regulation. The term “Plan Asset Regulation” shall mean the plan asset regulation promulgated by the Department of Labor under ERISA at 29 C.F.R. 2510.3-101.

Shares-in-Trust. The term “Shares-in-Trust” shall mean shares of Capital Stock automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries as set forth in Article VII of the Charter.

25% Threshold. The term “25% Threshold” shall mean ownership by Benefit Plan Investors, in the aggregate, of 25 percent or more of the value of any class of equity interest in the Corporation (calculated by excluding the value of any interest held by any person, other than a Benefit Plan Investor, who has discretionary authority or control with respect to the assets of the Corporation or any person who provides investment advice to the Corporation for a fee (direct or indirect) with respect to such assets, or any affiliate of such person).

Section 8.2  Ownership Limitations. Commencing on the Initial Date and terminating as provided in Section 8.5, no Benefit Plan Investor may acquire shares of Capital Stock without the Corporation’s prior written consent (which consent may be withheld in the Corporation’s sole and absolute discretion). Prior to shares of Capital Stock qualifying as a class of “publicly-offered securities” or the availability of another exception to the “look-through” rule (i.e., the provisions of paragraph (a)(2) of the Plan Asset Regulation), transfers of shares of Capital Stock to Benefit Plan Investors that would increase aggregate Benefit Plan Investor ownership of shares of Capital Stock to a level that would meet or exceed the 25% Threshold will be void ab initio. In addition, in the event that the aggregate number of shares of Capital Stock owned by Benefit Plan Investors, but for the operation of this sentence, would meet or exceed the 25% Threshold, (i) shares of Capital Stock held by Benefit Plan Investors shall be deemed to be Shares-in-Trust, pro rata, to the extent necessary to reduce aggregate Benefit Plan Investor ownership of shares of Capital Stock below the 25% Threshold, (ii) such number of shares of Capital Stock (rounded up, in the case of each holder, to the nearest whole share) shall be transferred automatically and by operation of law to a Trust (as described in Article VII of the Charter) to be held in accordance with this Article VIII and otherwise in accordance with applicable provisions of Article VII of the Charter, provided that any references therein to ownership limitations shall be deemed references to the ownership limitations set forth in this Section 8.2, and (iii) the Benefit Plan Investors previously owning such Shares-in-Trust shall submit such number of shares of Capital Stock for registration in the name of the Trust. Such transfer to a Trust and the designation of shares of Capital Stock as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the event that otherwise would have caused aggregate Benefit Plan Investor ownership of shares of Capital Stock to meet or exceed the 25% Threshold.

Section 8.3  Transfers to Non-Benefit Plan Investors. During the period prior to the discovery of the existence of the Trust, any transfer of shares of Capital Stock by a Benefit Plan Investor to a non-Benefit Plan Investor shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such shares shall cease to be designated as Shares-in-Trust and shall be returned, effective at exactly the time of the transfer to the non-Benefit Plan Investor, automatically and without further action by the Corporation or the Benefit Plan Investor, to all Benefit Plan Investors (or the transferee, if applicable), pro rata, in accordance with the Benefit Plan Investors’ prior holdings. After the discovery of the existence of the Trust, but prior to the redemption of all discovered Shares-in-Trust and/or the submission of all discovered Shares-in-Trust for registration in the name of the Trust, any transfer of shares of Capital Stock by a Benefit Plan Investor to a non-Benefit Plan Investor shall reduce the number of Shares-in-Trust on a one-for-one basis, and to that extent such shares shall cease to be designated as Shares-in-Trust and shall be returned, automatically and without further action by the Corporation or the Benefit Plan Investor, to the transferring Benefit Plan Investor (or its transferee, if applicable).

Section 8.4  Corporation’s Right to Redeem Shares-in-Trust. In the event that any shares of Capital Stock are deemed “Shares-in-Trust” pursuant to this Article VIII, the holder shall cease to own any right or interest with respect to such shares and the Corporation will have the right to redeem such Shares-in-Trust for an amount equal to their Fair Market Value, which proceeds shall be payable to the purported owner.

Section 8.5  Termination. This Article VIII shall cease to apply and all Shares-in-Trust shall cease to be designated as Shares-in-Trust and shall be returned, automatically and by operation of law, to their purported owners, all of which shall occur at such time as shares of Capital Stock qualify as a class of “publicly-offered securities” or if another exception to the “look-through” rule under the Plan Asset Regulation applies.

ARTICLE IX

 AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.

ARTICLE X

 LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of the Charter or the Bylaws inconsistent with this Article X, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD: The foregoing restatement of the charter has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law.

FOURTH: The charter is not amended by these Articles of Restatement.

FIFTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing restatement of the charter.

SIXTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing restatement of the charter.

SEVENTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing restatement of the charter.

EIGHTH: These Articles of Restatement shall become effective at 12:02 a.m., local time, on December 28, 2016.

NINTH: The undersigned Chief Executive Officer and President acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Financial Officer on this ____ day of December, 2016.

ATTEST:	DRIVE SHACK INC.

(SEAL)